UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEPTEMBER 24, 2007
Date of Report (Date of earliest event reported)

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 840-6th Avenue S.W., Calgary, Alberta, Canada,	T2P 3E5
(Address of principal executive offices)	(Zip Code)

(403) 360-5375
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation; Change in Fiscal Year.

As previously disclosed, Park Place Energy Corp. (the "Company") acquired Park Place Energy Inc. ("Park Place Canada") on July 30, 2008 by way of a reverse merger whereby the Company, as the legal acquirer, is treated as the acquired entity, and Park Place Canada, as the legal subsidiary, is treated as the acquiring company with the continuing operations. As Park Place Canada constitutes the operations of the Company, the Company has changed its fiscal year end to December 31, thereby adopting the same fiscal year end as Park Place Canada. In accordance with SEC guidance, as Park Place Canada constitutes the accounting acquirer, no transition report is required in connection with the change in year end. Accordingly, the Company intends to file a quarterly report on Form 10-QSB for the period ended September 30, 2007 and subsequently file an annual report on Form 10-KSB for the year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY CORP.

Date: September 25, 2007. /s/ David Stadnyk David Stadnyk
President